UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2016
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HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32335	88-0488686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 794-8889
Not Applicable
(Former name or former address, if changed since last report)
 _________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2016 (the “Effective Date”), Halozyme Therapeutics, Inc., a Delaware corporation (the “Company”) and its subsidiary, Halozyme, Inc., a California corporation (“Halozyme” and together with the Company, the “Borrowers”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance LLC, a Delaware limited liability company (“Oxford”), and Silicon Valley Bank, a California corporation (“SVB” and together with Oxford, the “Lenders”), providing a senior secured loan facility of up to an aggregate principal amount of $70 million. On the Effective Date, the Borrowers drew $55 million at an annual interest rate of 8.25% and used the proceeds to refinance its current outstanding term loan and to pay associated final payment fees. The Borrowers have the option to draw the remaining $15 million during the second calendar quarter of 2017 at an annual interest rate equal to the then-current prime rate plus 4.75%. The proceeds are to be used for working capital and general business requirements.

The term loan facility is secured by substantially all of the assets of the Borrowers, except that the collateral does not include the Company’s equity interest in Halozyme, any intellectual property (including all licensing, collaboration and similar agreements relating thereto), and certain other excluded assets. The term loan repayment schedule provides for interest only payments for the first 18 months, followed by consecutive equal monthly payments of principal and interest in arrears through the maturity date of January 1, 2021. The Loan Agreement provides for a final payment equal to 5.50% of the initial $55 million principal amount and, if the Company exercises its option to draw an additional $15 million in 2017, 7.25% of the principal amount of second draw. The final payment is due when the term loans become due or upon the prepayment of the facility.

The Loan Agreement contains customary representations, warranties and covenants by the Borrowers, as well as customary events of default and indemnification obligations of the Borrowers. The foregoing description is a summary of certain provisions of the Loan Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2016.

Item 1.02 Termination of a Material Definitive Agreement.

On June 7, 2016, the Borrowers terminated that certain Amended and Restated Loan and Security Agreement, dated December 23, 2013, and all subsequent amendments thereto, among the Borrowers and the Lenders in connection with the entry into the Loan Agreement. The Borrowers are parties to the Loan Agreement with the Lenders and have a banking relationship with SVB.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On June 8, 2016, the Company issued a press release announcing its entry into the Loan Agreement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.        Description

99.1            Press release dated June 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

June 8, 2016	By:	/s/ Harry J. Leonhardt Esq.
	Name:	Harry J. Leonhardt, Esq.
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 8, 2016